ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (hereinafter referred to as "Agreement") is made and entered into this 28th day of February, 1997, but effective March 1, 1997, by and between UTILASE PRODUCTION PROCESS, INC., a Michigan corporation, whose address is 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48205 (hereinafter referred to as "Buyer"), a wholly owned subsidiary of Noble International, Ltd., a Michigan corporation (hereinafter referred to as "Noble"), and UTILASE, INC., a Michigan corporation, whose address is 20530 Hoover, Detroit, Michigan 48205 (hereinafter referred to as "Seller"), a wholly owned subsidiary of DCT, Inc., a Michigan corporation, and as consented to by Noble.

                              W I T N E S S E T H:

         WHEREAS, Seller is currently engaged in the business of laser welding, cutting and heat treating metal products for use in the automotive industry, which is also referred to as the Utilase Production division of Seller (hereinafter referred to as the "Relevant Business"); and

         WHEREAS, Seller desires to sell to Buyer certain of its assets used in the Relevant Business, and Buyer desires to purchase and acquire from Seller certain of the assets of Seller used in the Relevant Business, upon the terms and subject to the conditions hereinafter set forth, and in consideration of certain payments by Buyer and the assumption by Buyer of certain of the liabilities and obligations of Seller specifically disclosed in this Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, Buyer and Seller hereby agree as follows:

         Section 1. Sale of Subject Property. Seller shall sell and Buyer shall purchase the following assets on the terms and conditions and for the price set forth herein:

                  (a) Machinery, Equipment and Furniture. All machinery, equipment and furniture identified in Disclosure Statement 1, attached hereto and thereby made a part hereof (all such assets hereinafter referred to as "Assets").

                  (b) Inventory. All inventory and work-in-process of Seller produced or used in the operation of the Relevant Business and as identified in Disclosure Statement 2, attached hereto and thereby made a part hereof (all such inventory hereinafter referred to as "Inventory").

                  (c) Business Records. All customer lists, catalogs, and marketing materials used by Seller in the Relevant Business, and any and all pertinent files, books, records, manuals and other business documents or copies thereof, used in or necessary to the ownership and operation of the Assets, Inventory and Relevant Business (all such items hereinafter referred to as "Business Record").

                  (d) Trade Names. The right to use the name "Utilase " and/or any derivation of the name "Utilase" for a period ending on the earlier of (i) one (1) year from the Closing Date, as defined below, or (ii) the completion of the initial public offering of Utilase Welding, Inc.

(All such assets identified in Sections (a), (b), (c) and (d) above hereinafter referred to as "Subject Property.")

                  (e) Excluded Assets. The Subject Property does not include cash or cash equivalents, or the accounts receivable of Seller.

         Section 2. Assumption of Liabilities.

                  (a) Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, and in addition to the Purchase Price, Buyer hereby agrees to assume as of the Closing Date and shall thereafter pay, perform and discharge as and when due (i) the accrued liabilities and obligations of Seller for holiday, sick and vacation pay for those employees of Seller hired by Buyer, pursuant to Section 10(b) below; (ii) the obligations of Seller for goods ordered by Seller in the ordinary course of business for use in the Relevant Business, but not received by Seller on or before the Closing Date, and (iii) the obligations of Seller under that certain Bailment and Use Agreement dated June 2, 1993 which is described below (collectively referred to as the "Assumed Liabilities").

                  (b) Retained Liabilities. Except as provided in Section 2(a) above, Seller hereby agrees to retain and be responsible for the payment and satisfaction of, and Buyer shall not assume, or be responsible or liable with respect to, any liabilities and obligations of Seller, whether or not relating to the Relevant Business, whether fixed, contingent or otherwise, and whether known or unknown (collectively referred to as the "Retained Liabilities"), including without limitation, the following:

                           (i) Pre-Closing Date. All liabilities and obligations relating to, based on events or conditions occurring or existing in connection with, or arising out of, the Relevant Business as operated by Seller prior to the Closing Date, or the ownership, possession, use or sale of the Subject Property prior to the Closing Date;

                           (ii) Liabilities Relating to the Sale of Subject Property. Any liability or obligation of Seller relating to

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



         the sale of the Subject Property, including without limitation transfer fees and taxes, and any liability or obligation of Seller, its directors, officers, shareholders or agents, arising out of, or relating to, this Agreement or the transactions contemplated hereby, whether incurred prior to, at, or subsequent to the Closing Date, including, without limitation, all finder's or broker's fees and expenses, and any and all fees and expenses of any attorneys and accountants of Seller;

                     (iii) Litigation. Any liability, claim or obligation relating to any litigation or legal proceeding pending on the date hereof, or instituted hereafter, to the extent such litigation is based on events or conditions occurring or existing in connection with, or arising out of, the Relevant Business as operated by Seller prior to the Closing Date, or the ownership, possession, use or sale of the Subject Property prior to the Closing Date; and

                      (iv) Taxes. Any liability or obligation of Seller for any federal, state or local taxes due and payable prior to or after the Closing Date, including, without limitation, all income, franchise and property taxes, employee withholding tax obligations, and Michigan Single Business Tax, resulting from the Relevant Business as operated by Seller prior to the Closing Date.

         Section 3.  Method of Payment, Security and Allocation.

                  (a) Purchase Price. The consideration to be paid by Buyer to Seller shall be Eight Hundred Fifty Thousand and 00/100 Dollars ($850,000.00) (hereinafter referred to as the "Purchase Price"), which Purchase Price shall be paid to Seller pursuant to a Promissory Note executed and delivered by Buyer and Noble, jointly and severally, in the principal amount of Eight Hundred Fifty Thousand and 00/100 Dollars ($850,000.00), in the form of the Promissory Note which is attached hereto as Exhibit A.

                  (b) Security Agreement. The Promissory Note shall be secured by a Security Agreement in the form of the Security Agreement which is attached hereto as Exhibit B, which Security Agreement grants a continuing security interest to Seller in the Subject Property.

                  (c) Binding Effect of Allocations. The parties hereto agree that the allocations of the Purchase Price, as set forth in Exhibit C attached hereto, are based upon and reflect the fair market value of such Subject Property. Neither Buyer nor Seller will do anything, or fail to take any action, which by reason of such doing or such failure would be considered as inconsistent with any of the allocations set forth in Exhibit C.

         Section 4.  Instruments of Transfer and Additional Agreements.

                  (a) Transfer of Assets. Seller agrees that the sale and transfer of the Subject Property shall be made by such bills of sale, assignments or other instruments of transfer as shall be sufficient to transfer to Buyer good and marketable title to the Subject Property, except as to a certain prima six-axis laser trimmer, brass tag number 304300 (hereinafter referred to as "Trimmer"), which is used in the Relevant Business pursuant to a Bailment and Use Agreement with the Chrysler Corporation dated June 2, 1993, which Trimmer is not owned by Seller, but for which Seller will transfer to Buyer any and all rights which Seller may have in and to such Trimmer, and all right, title and interest of Seller in the Subject Property, pursuant to the terms of this Agreement. Such transfer of the Subject Property will be subject to the Permitted Liens, as defined below.

                  (b) Documents of Transfer. Without limiting the generality of
Section 4(a) above, the following instruments of transfer are being delivered to Buyer, and/or executed and delivered by both Buyer and Seller concurrently herewith:

                           (i) Bill of Sale executed by Seller for all Assets and Inventory, in the form of the Bill of Sale which is attached hereto as Exhibit D.

                           (ii) An Assignment by Seller to Buyer of all Business Records, in the form of the Assignment of Business Records which is attached hereto as Exhibit E.

                           (iii) An Assignment by Seller to Buyer of the limited right to use the trade name "Utilase" for one (1) year after Closing or as otherwise provided in the Assignment of Trade Name, in the form of the Assignment of Trade Name which is attached hereto as Exhibit F.

                           (iv) An Assignment and Discharge Agreement as to the Assumed Liabilities in the form of the Assignment and Discharge Agreement which is attached hereto as Exhibit G.

                           (v) Such other deeds, bills of sale, endorsements, assignments, affidavits, and other good and sufficient instruments of sale, assignment, conveyance and transfer, in form and substance satisfactory to Buyer and Seller, and as are required to effectively vest in Buyer all of Seller's right, title and interest in and to all of the Subject Property.

                           (c) Additional Agreements and Documents. In addition to the foregoing agreements, the parties shall execute and/or deliver the following agreements and/or documents concurrently herewith:

                           (i) Secretary's Certificate of the Seller, including copies of the Articles of Incorporation of Seller, Bylaws of Seller, and the resolutions of the directors and sole shareholder of Seller, authorizing and approving this Agreement and all other transactions and agreements contemplated hereby.

                           (ii) Secretary's Certificate of the Buyer, including copies of the Articles of Incorporation of Buyer, Bylaws of Buyer, and the resolutions of the directors and sole shareholder of Buyer, authorizing and approving this Agreement and all other transactions and agreements contemplated hereby.

                           (iii) Secretary's Certificate of Noble, including copies of the Articles of Incorporation of Noble, Bylaws of Noble, and the Resolutions of the directors of Noble, authorizing and approving this Agreement and all other transactions and agreements contemplated hereby to which Noble is or will be a party.

                           (iv) A Lease Agreement executed by Buyer and Ruthven Industries, Inc., a Michigan corporation, for the premises currently leased by Seller and where the Relevant Business is currently operated, in the form of the Lease which is attached hereto as Exhibit H.

                           (v) A Maintenance Agreement executed by Buyer and Utilase Systems, Inc., a Michigan corporation, for the maintenance of certain lasers being purchased by Buyer pursuant to this Agreement, in the form of the Maintenance Agreement which is attached hereto as
         Exhibit I.

         Section 5. Closing. The closing shall take place at the offices of Stone, Biber & O'Toole, P.C. in Troy, Michigan, at 2:00 p.m. on February 28, 1997, or at another time, date, and place upon which the parties may agree (the event of such closing being referred to herein as "Closing" and the date of such closing being referred to herein as the "Closing Date").

         Section 6. Representations and Warranties of Seller. Seller represents and warrants to Buyer the following:

                  (a) Due Organization. Seller is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Michigan.

                  (b) Authorization of Agreement. The execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Seller, and this Agreement constitutes a valid and legally binding obligation of Seller, enforceable according to its terms. The

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



execution and delivery of this Agreement or any documents executed concurrently herewith, the consummation of the transactions contemplated by this Agreement, and the compliance by Seller with all the provisions of this Agreement will not
(i) conflict with, or result in a breach of, any provision of Seller's Articles of Incorporation or Bylaws or default under any of the terms, conditions, or provisions of, result in the breach of or accelerate or permit the acceleration of the performance required by, any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation of any nature whatsoever to which Seller is a party or by which Seller is otherwise bound, except that this representation shall not apply to the agreements pursuant to which the Permitted Liens were granted and/or created; (ii) to the best of its knowledge, violate any provision of the terms of any applicable law, rule, or regulation of any governmental body having jurisdiction over Seller; or (iii) to the best of its knowledge, violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Seller or the Subject Property.

                  (c) Payment of Taxes. All required federal, state and local tax returns and reports of Seller have been duly and timely filed. All taxes, penalties and interest required to be paid with respect to the periods or transactions covered by such returns and reports have been duly and timely paid, except for taxes which have not yet accrued or become due.

                  (d) Title to Subject Property.

                           (i) Seller has good and marketable title to all Subject Property, free and clear of all mortgages, liens, pledges, charges, or encumbrances of any nature, except for the following:

                                    (A) Lien of Comerica Bank on the Subject
         Property; and

                                    (B) Lien of the General Retirement System of
         the City of Detroit on the Subject Property.

         (the foregoing liens being referred to herein as "Permitted Liens").

                           (ii) As to the Trimmer, Seller does not have good and marketable title, as it is owned by the Chrysler Corporation and provided to Seller pursuant to the aforementioned Bailment and Use Agreement.

         Section 7. Representations and Warranties of Buyer and Noble. Buyer (and Noble, where indicated) represents and warrants to Seller the following:



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



                  (a) Corporate Organization.

                           (i) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan.

                           (ii) Noble is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan.

                  (b) Authorization of Agreement.

                           (i) The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement constitutes a valid and legally binding obligation of Buyer enforceable according to its terms. The execution and delivery of this Agreement or any documents executed concurrently herewith, the consummation of the transactions contemplated by this Agreement, and the compliance by Buyer with all the provisions of this Agreement will not (A) conflict with, or result in a breach of, any provision of Buyer's Articles of Incorporation or Bylaws or default under any of the terms, conditions, or provisions of, result in the breach of or accelerate or permit the acceleration of the performance required by, any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation of any nature whatsoever to which Buyer is a party or by which Buyer is otherwise bound; (B) to the best of its knowledge, violate any provision of the terms of any applicable law, rule, or regulation of any governmental body having jurisdiction over Buyer; or (C) to the best of its knowledge, violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Buyer or the Subject Property.

                      (ii) The execution and delivery of this Agreement by Noble and the consummation of the Promissory Note and Security Agreement have been duly and validly authorized by all necessary corporate action on the part of Noble, and this Agreement, to the extent applicable to Noble, constitutes a valid and legally binding obligation of Noble enforceable in accordance with its terms. The execution and delivery of this Agreement or any documents executed concurrently herewith, the consummation of the transactions contemplated by this Agreement, and the compliance by Noble with all the provisions of this Agreement will not (A) conflict with, or result in a breach of, any provision of Noble's Articles of Incorporation or Bylaws or default under any of the terms, conditions, or provisions of, result in the breach of or accelerate or permit the acceleration of the performance required by, any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation of any nature whatsoever to which Noble is a party or by which Noble is otherwise bound; (B) to the best of its knowledge, violate any provision of the terms of any applicable law, rule, or regulation of any governmental body having jurisdiction over Noble; or (C) to the best of its knowledge, violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Noble.

                  (c) No Adverse Conditions. No legal action, whether civil, criminal, or administrative, is pending or threatened against Buyer and/or Noble that would adversely affect either or both of their ability to consummate the transactions contemplated by this Agreement.

         Section 8. Bulk Sales Law Waiver. Buyer and Seller each agree to waive compliance by the other with the provisions of the bulk sales law or comparable law of any jurisdiction to the extent that the same may be applicable to the transactions contemplated by this Agreement. Seller agrees to indemnify and hold harmless Buyer from and against any and all claims that may be asserted against Buyer by the creditors of Seller or other third parties under the bulk sales law of Michigan or any other state, except as to the Liabilities Assumed pursuant to
Section 2(a) of this Agreement for which Seller is not indemnifying Buyer.

         Section 9. Business Records After Closing. At all reasonable times after the Closing Date, Seller shall make available without cost for inspection or copying by Buyer any of Seller's books and records relating to the business of Seller which are not to be transferred to Buyer pursuant to this Agreement but which relate to the Relevant Business, provided, however, that in lieu of making such books and records available for inspection or copying, Seller may at its option deliver same to Buyer, in which event Buyer shall store such books and records and shall, at all reasonable times thereafter, make them available without cost for inspection or copying by Seller. At all reasonable times after the Closing Date, Buyer shall make available without cost for inspection or copying by Seller any of Seller's Business Records delivered to Buyer pursuant hereto. Neither Buyer nor Seller shall dispose of any books and records relating to Seller without first giving notice to the other party and permitting the other party to retain such books and records as it may elect.

         Section 10.  Post-Closing Covenants.

                  (a) Seller's Accounts Receivable. Seller is retaining its accounts receivable. From and after the Closing Date, payments of Seller's accounts receivable will be received by Seller in care of DCT, Inc. at 20101 Hoover, Detroit, Michigan 48205. All checks received by Buyer with respect to Seller's accounts receivable shall be immediately remitted by Buyer to Seller at the address set forth above. All checks from Seller's account debtors which contain payment of both an account receivable due Seller and Buyer shall be deposited in Buyer's account, and Buyer shall pay Seller the amount due Seller by check drawn on Buyer's account. Further, each of Seller and Buyer will make their respective books and records available to the other party at reasonable times and with reasonable notice for a period of one (1) year after Closing to insure compliance with the foregoing and to insure a proper disposition of the accounts receivable relating to the Relevant Business subsequent to Closing.

                  (b) Labor Matters. Except as provided in Section 2(a) above, Seller will be responsible for any unpaid salaries, wages, bonuses or other compensation due Seller's officers and employees at the Closing. Seller shall advise all of its employees at Closing who are employed in the Relevant Business that their employment is terminated at the close of business on the Closing Date, and will advise that Buyer intends to make positions available to them in its business. Buyer shall be obligated to offer employment after the Closing Date to all employees of Seller employed as of the Closing Date.

         Section 11. Indemnification of Buyer. Seller shall, from and after the Closing, indemnify and hold Buyer harmless from and against any and all costs, liability, or expense (including reasonable attorneys' fees) arising out of (i) any breach of warranty, covenant, agreement, or representation made by Seller in this Agreement; (ii) any nonfulfillment of any agreement of Seller under this Agreement or any misrepresentation in this Agreement or from any certificates or other instrument furnished or to be furnished to Buyer pursuant to this Agreement; (iii) any liability, mortgage, liens, encumbrances or obligations of any kind whatsoever owed or incurred by Seller which is not an Assumed Liability hereunder; and (iv) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing. Seller agrees that if Buyer receives any claim from, or is named in any suit by, a creditor of Seller, Seller will contact the creditor in writing, advising the creditor that Buyer has not assumed any liabilities or obligations of Seller or will file an answer in the lawsuit on behalf of Buyer. Buyer shall give written notice as soon as practicable to Seller of the occurrence or nonoccurrence of any event, or the discovery by Buyer of any circumstance against, which Seller may be called upon to indemnify Buyer under this Agreement.

         Section 12. Indemnification of Seller. Buyer shall, from and after the Closing, indemnify and hold Seller harmless from and against any and all costs, liability, or expense (including reasonable attorneys' fees) arising out of (i) any breach of warranty, covenant, agreement, or representation made by Buyer in this Agreement; (ii) any nonfulfillment of any agreement of Buyer under this Agreement or any misrepresentation in this Agreement or from any certificates or other instrument furnished or to be

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



furnished to Seller pursuant to this Agreement; (iii) any liability, mortgage, liens, encumbrances or obligations of any kind whatsoever owed or incurred by Buyer; (iv) any Assumed Liability; and (v) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing. Buyer agrees that if Seller receives any claim from, or is named in any suit by, a creditor of Buyer, Buyer will contact the creditor in writing, advising the creditor that Seller has not assumed any liabilities or obligations of Buyer or will file an answer in the lawsuit on behalf of Seller. Seller shall give written notice as soon as practicable to Buyer of the occurrence or nonoccurrence of any event, or the discovery by Seller of any circumstance against, which Buyer may be called upon to indemnify Seller under this Agreement.

         Section 13.  Miscellaneous.

                  (a) Additional Documents. Each party agrees to execute any additional documents reasonably requested by the other to carry out the intent of this Agreement.

                  (b) Survival of Representations and Warranties. The representations and warranties as set forth in this Agreement shall be continuing and shall survive as follows:

                     (i) For an unlimited period of time as to the representations and warranties contained in Sections 6(a), 6(b), 6(d), 7(a), and 7(b);

                     (ii) For the applicable statute of limitations as to the representations and warranties contained in Section 6(c); and

                     (iii) For one (1) year subsequent to the Closing Date as to the remaining representations and warranties contained herein.

                  (c) Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Michigan.

                  (d) Notices. All notices and demands relating hereto shall be in writing and mailed, postage prepaid, by certified or registered mail, or by a nationally recognized courier service, or by facsimile with the original by mail, to Buyer, Noble or Seller at their respective addresses or at any other address designated by notice sent in accordance herewith. All notices shall be deemed received when properly mailed.

                  Buyer:                  Utilase Production Process, Inc.
                                          c/o Noble International, Ltd.
                                          33 Bloomfield Hills Pkwy., Suite 155
                                          Bloomfield Hills, MI  48304

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




                  Noble:                 Noble International, Ltd.
                                         33 Bloomfield Hills Pkwy., Suite 155
                                         Bloomfield Hills, MI  48304

                  In either case,
                  with a Copy to:        Michael C. Azar, Esq.
                                         General Counsel
                                         Noble International, Ltd.
                                         33 Bloomfield Hills Pkwy., Suite 155
                                         Bloomfield Hills, MI  48304

                  Seller:                Utilase, Inc.
                                         c/o DCT, Inc.
                                         20101 Hoover
                                         Detroit, MI 48205

                  With a Copy to:        David C. Stone, Esq.
                                         Stone, Biber & O'Toole, P.C.
                                         2701 Troy Center Dr., Suite 400
                                         Troy, MI  48084

or any other address that shall be furnished in writing by any party, and that notice or communication shall be deemed to have been given as of the date mailed.

                  (e) Headings. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                  (f) Number and Gender. As the context of any provision may require, nouns and pronouns of every gender and number shall be construed in any other gender and number.

                  (g) Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties to this Agreement and their respective heirs, executors, successors, and assigns.

                  (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts shall constitute collectively one instrument representing the Agreement among the parties.

                  (i) Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  (j) Entire Agreement. This Agreement and all exhibits or schedules expressly incorporated herein constitute the complete,

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



entire, and final statement of the terms of the agreement of the parties relating to their interests, obligations, and rights in connection with the subject matter of this Agreement. There are no covenants, promises, agreements, conditions, representations or understandings, either oral or written, between the parties hereto other than those set forth herein and/or under the documents executed pursuant hereto.

                  (k) Cooperation. The parties hereto agree to cooperate with each other in every reasonable way in carrying out the transactions contemplated hereby, in obtaining and delivering all required closing documents, and obtaining required governmental approvals, if any, and agree to use their best efforts to expeditiously accomplish same.

                  (l) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Southfield, Michigan, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof. All costs and expenses of the prevailing party, including, but not limited to, reasonable attorneys' fees and expenses, shall be paid by the other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESSES:                                  "BUYER"

                                            UTILASE PRODUCTION PROCESS,
                                            INC., a Michigan corporation

/s/ Sarah A. Clarkson                       /s/ Michael C. Azar
------------------------                    -------------------------------
/s/ A. Kathleen Murphy                      By:  Michael C. Azar
------------------------                    Its: Secretary



                                            "SELLER"

                                            UTILASE, INC., a Michigan
                                            corporation

/s/ Sarah A. Clarkson                       /s/ David C. Stone
------------------------                    -------------------------------
/s/ A. Kathleen Murphy                      By:  David C. Stone
------------------------                    Its: Assistant Secretary




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



         The foregoing Agreement is accepted and agreed to by Noble to the extent that the terms and conditions of the Agreement relate to Noble.

                                         NOBLE INTERNATIONAL, LTD., a
                                         Michigan corporation

/s/ Sarah A. Clarkson                    /s/ Michael C. Azar
------------------------                 -------------------------------
/s/ A. Kathleen Murphy                   By:  Michael C. Azar
------------------------                 Its: Secretary

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



                                EXHIBITS SCHEDULE


A.       Promissory Note
B.       Security Agreement
C.       Allocation of Purchase Price
D.       Bill of Sale
E.       Assignment of Business Records
F.       Assignment of Trade Name
G.       Assignment and Discharge Agreement
H.       Lease
I.       Maintenance Agreement


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                              DISCLOSURE STATEMENTS


1. Machinery, Equipment and Furniture
2. Inventory


                                       15